  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2016

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-54377

Maryland	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2016, the Board of Directors of Griffin Capital Essential Asset REIT, Inc. (the "Registrant") appointed Javier F. Bitar, age 54, to serve as the Registrant's Chief Financial Officer and Treasurer. In connection with Mr. Bitar's appointment, Joseph E. Miller, who has served as the Registrant's Chief Financial Officer since its formation in August 2008, resigned as the Registrant's Chief Financial Officer, effective June 15, 2016. Mr. Miller's resignation will allow him more time to focus on his responsibilities as Chief Financial Officer of Griffin Capital Corporation, the Registrant's sponsor, and other Griffin Capital Corporation initiatives.
In addition to serving as the Registrant's Chief Financial Officer and Treasurer, on June 15, 2016, Mr. Bitar was also appointed as Chief Financial Officer and Treasurer of Griffin Capital Essential Asset REIT II, Inc., a publicly-registered non-traded REIT sponsored by Griffin Capital Corporation. Mr. Bitar has over 31 years of commercial real estate related accounting and financial experience, including over 17 years of management-level experience. Prior to joining Griffin Capital Corporation, from July 2014 to May 2016, Mr. Bitar served as the Chief Financial Officer of New Pacific Realty Corporation, a real estate investment and development company. From January 2014 to July 2014, Mr. Bitar served as the Proprietor of JB Realty Advisors, a real estate consulting and advisory company. From July 2008 to December 2013, Mr. Bitar served as the Chief Operating Officer of Maguire Investments, where he was responsible for overseeing operating and financial matters for the company's real estate investment and development portfolio. Mr. Bitar graduated Magna Cum Laude from California State University, Los Angeles, with a Bachelor of Business Administration degree and is a Certified Public Accountant in the State of California.
There is no arrangement or understanding between Mr. Bitar and any other person pursuant to which he was appointed as Chief Financial Officer and Treasurer of the Registrant. There have been no transactions and are no currently proposed transactions to which the Registrant or any of its subsidiaries was or is a party in which Mr. Bitar has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Bitar and any director or other executive officer of the Registrant.
Item 5.07    Submission of Matters to a Vote of Security Holders
At the 2016 Annual Meeting of Stockholders of the Registrant (the "2016 Annual Meeting"), the following directors were each elected to serve as a director until the 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

	Votes For:	Votes Withheld:	Broker Non-Votes:
Kevin A. Shields	75,285,919	1,729,266	12,693,381
Gregory M. Cazel	75,296,735	1,718,450	12,693,381
Timothy J. Rohner	75,309,101	1,706,084	12,693,381

At the 2016 Annual Meeting, the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2016 was ratified by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Ratification of Appointment of Ernst & Young LLP	87,660,514	562,245	1,485,807

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: June 21, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Assistant Secretary